Exhibit 10.4
VF CORPORATION EXECUTIVE INCENTIVE COMPENSATION PLAN
As Amended and Restated Effective February 5, 2008
I. INTRODUCTION
     The objective of the Executive Incentive Compensation Plan, as amended and restated (the “Plan”), is to provide incentive bonus compensation to the most senior members of the management team of VF Corporation (the “Company”) upon the achievement of performance goals established for the Company for each fiscal year. The Plan is intended to provide an additional means to attract and retain talented executives, and to link a significant element of each participant’s compensation opportunity to measures of the Company’s performance, in order to motivate the Company’s senior management team toward an even greater contribution to the results of the Company.
II. DEFINITIONS
     A. EICP COMMITTEE — The members of the Compensation Committee of the Board of Directors of the Company who are intended to be “outside directors” as defined or interpreted for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
     B. PARTICIPANT — An employee of the Company or a subsidiary who has been designated by the Board of Directors of the Company as an “executive officer” of the Company pursuant to Rule 16a-1(f) of the Securities Exchange Act of 1934 and selected for participation in a given Plan Period by the EICP Committee.
     C. PERFORMANCE OBJECTIVE — The performance goal established by the EICP Committee for each Plan Period, which must be reached as a condition to payment of an Incentive Award for that Plan Period. The Performance Objective shall be comprised of specified corporate, business group or divisional levels of performance relating to one or more of the following performance criteria: earnings per share; net earnings; pretax earnings; profit before taxes; operating income; net sales; market share; balance sheet measurements; cash return on assets; return on capital, book value; shareholder return, or return on average common equity.
     D. PLAN PERIOD — The Company’s fiscal year; provided, however, that the EICP Committee may specify a different Plan Period to meet unusual circumstances.
     E. RETIREMENT — As used in the Plan, Retirement is defined as employment separation from the Company or any of its Subsidiaries after attaining age 55 and at least 10 years of service with the Company and/or any of its Subsidiaries.
     F. SUBSIDIARY — Any majority-owned business organization of the Company or its direct or indirect subsidiaries, including but not limited to corporations, limited liability companies, partnerships, and any “subsidiary corporation” as defined in Section 424(f) of the Code that is a subsidiary of the Company.
     G. TARGET INCENTIVE AWARD — The target incentive bonus established by the EICP Committee for a Participant for a Plan Period.

III. OPERATION OF THE PLAN
     A. ESTABLISHMENT OF TARGET INCENTIVE AWARDS AND PERFORMANCE OBJECTIVE — No later than 90 days after the commencement of each Plan Period but in no event after more than 25% of the Plan Period has elapsed, the EICP Committee will establish in writing a Target Incentive Award for each Participant for such Plan Period and the Performance Objective for such Participant. The EICP Committee will establish in writing a range of values for the Performance Objective for such Plan Period, which values will represent a percentage of the Target Incentive Award that may be earned for achievement of the Performance Objective at a corresponding level (the “Incentive Awards”), subject to Section III. C. For example, the EICP Committee may establish a threshold level of achievement of the Performance Objective which, if not attained, will result in no Incentive Award, and the EICP Committee likewise may establish a “stretch” level of achievement of the Performance Objective which, if attained, will result in an Incentive Award equal to greater than 100% of the Target Incentive. In establishing the level of Performance Objective to be attained, the EICP Committee may disregard or offset the effect of such factors as extraordinary and/or nonrecurring items as determined in accordance with generally accepted accounting principles, and changes in accounting standards.
     B. CALCULATION OF INCENTIVE AWARDS — Incentive Awards will be paid to each Participant by reference to the actual attainment of the Performance Objective relative to the Performance Objective levels established by the EICP Committee for the Plan Period. Notwithstanding the foregoing or any provision of Section IV, the EICP Committee may, in its sole discretion, exercise negative discretion to reduce earned Incentive Awards. In addition, in the case of a Participant who is not deemed by the Committee to be a “covered employee” for a given Plan Period, the Committee may exercise discretion to increase the amount of the Incentive Award determined hereunder.
     C. MAXIMUM INCENTIVE AWARD — Other provisions of the Plan notwithstanding, in each calendar year a Participant may be authorized to earn Incentive Awards under the Plan up to but not exceeding the Participant’s Annual Limit. For this purpose, the Participant’s Annual Limit shall equal $3.0 million plus the amount of the Participant’s unused Annual Limit as of the close of the previous calendar year. For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant’s Annual Limit is used to the extent an amount may be potentially earned or paid under an Incentive Award, regardless of whether such amount is in fact earned or paid.
     D. PAYMENT OF INCENTIVE AWARDS — Payment of Incentive Awards for a Plan Period will be made within 30 days following the EICP Committee’s certification in writing as to the level of Performance Objective attained for the Plan Period, except to the extent (i) the Committee has specified that Incentive Awards will be paid on a deferred basis or subject to additional conditions to payment, or (ii) payment has been deferred by the Participant pursuant to any Company deferred compensation plan then in effect. Deferrals shall be mandated or permitted at the election of the Participant only in compliance with Code Section 409A. The specific rules applicable to the timing of deferral elections and the permitted distribution dates for deferrals are incorporated by reference in this Plan from the 1996 Stock Compensation Plan, as amended and restated, including Section 12.10 of that plan and any applicable Exhibit thereto setting forth such rules.

IV. CONTINGENCIES
     A. EMPLOYMENT TERMINATION — Except as provided in Sections IV. B, IV. C and IV. E regarding permanent disability, death and Retirement, or unless the EICP Committee exercises its discretion under Section IV. D, a Participant who terminates employment voluntarily or who is terminated involuntarily prior to his receipt of an Incentive Award payment under this Plan forfeits all such payments, except as provided under the terms of any required or permitted deferral of such payments. A Participant who is employed by the Company at the end of a Plan Period shall not be deemed or considered to have accrued any right to or vested in an Incentive Award for the Plan Period.
     B. PERMANENT DISABILITY — A Participant whose employment with the Company is terminated by reason of permanent disability is eligible to participate in the Plan for the Plan Period in which he becomes permanently disabled. The Incentive Award payment will be calculated as if employment had continued throughout the Plan Period based on actual performance for the Plan Period (and subject to the Committee’s right under Section III. B to exercise discretion), but, unless otherwise determined by the Committee, the amount of the Incentive Award payable will be prorated according to the Participant’s actual length of active service during the Plan Period.
     C. DEATH — The estate of a Participant whose employment with the Company is terminated by reason of death during a Plan Period is eligible to receive a pro rata share of the Incentive Award payment to which the Participant would have been entitled. The Incentive Award payment will be calculated as if employment had continued throughout the Plan Period based on actual performance for the Plan Period (and subject to the Committee’s right under Section III. B to exercise negative discretion), but, unless otherwise determined by the Committee, the amount of the Incentive Award payable will be prorated according to the Participant’s actual length of active service during the Plan Period.
     D. EICP COMMITTEE DISCRETION — The EICP Committee may grant an Incentive Award for a Plan Period to a terminated employee who had been a Plan Participant for part or all of the Plan Period if, in the EICP Committee’s judgment, the payment of such Incentive Award would be in the best interest of the Company. Subject to the Committee’s discretion under Section III. B above, any such Incentive Award payment will be calculated as if termination had not occurred based on actual performance for the relevant Plan Period, but, unless otherwise determined by the Committee, with payment prorated according to the Participant’s actual length of active service during the Plan Period.
     E. RETIREMENT — A Participant whose Retirement occurs prior to the distribution of an Incentive Award for a Plan Period does not forfeit the payment of such Incentive Award. The Incentive Award payment will be calculated as if Retirement had not occurred based on actual performance for the relevant Plan Period (and subject to the Committee’s right under Section III. B to exercise discretion), but, unless otherwise determined by the Committee, payment will be prorated according to the Participant’s actual length of active service during the Plan Period.
     F. TIMING RULE IN CASE OF AWARDS MADE FOLLOWING TERMINATION — Incentive Awards payable to a Participant (or his estate) following termination of employment shall be paid at the time other Incentive Awards are payable to continuing employee Participants in respect of the relevant Plan Period but in any event by March 15 of the year following the year in which the Plan Period ends. If the Participant’s rights relating to an Incentive Award cause it to be a deferral of compensation under Code Section 409A, no acceleration of the time of payment will be permitted to the extent necessary to comply with applicable rules under Code Section 409A.
     G. ADDITIONAL FORFEITURE CONDITION. Incentive Awards relating to a Plan Period beginning in December 2007 or later shall be subject to the Company’s “Forfeiture Policy For Equity and Incentive Awards In the Event of Restatement of Financial Results” as implemented in February 2008 or, if later modified, as in effect thereafter at the time the Participant’s Incentive Award was authorized for any such Plan Period. Such Policy imposes conditions on a Participant’s right to receive payments under an Incentive Award and right to retain previous payments in settlement of an Incentive Award (a so-called “clawback”) in certain circumstances if the Company’s financial statements are required to be restated as a result of misconduct.
V. ADMINISTRATION
     The EICP Committee shall have the authority and responsibility for all aspects of administration of the Plan, including but not limited to:
     A. Interpretation of the Plan.
     B. Establishment of the Target Incentive Awards, Performance Objective and related terms under Section III. A. for each Plan Period.
     C. Certification in writing as to the level of each Performance Objective attained for each Plan Period, and that other material terms upon which payment of Incentive Awards was conditioned have been satisfied.
     D. Determination of Incentive Awards and final approval of payments to Participants.
     E. Determination of permanent disability and Retirement for purposes of the Plan.
     F. Payment of a prorated award to a terminated employee under Section IV. D. if, in its judgment, the payment of such Incentive Award would be in the best interest of the Company.
     G. Certification of death for the purpose of payment of a prorated Incentive Award to the estate of a Participant.
     The EICP Committee may delegate to specified officers or employees of the Company authority to perform ministerial functions under the Plan.
VI. AMENDMENT AND TERMINATION
     The EICP Committee shall have the power to amend, modify, suspend or terminate any part of the Plan at any time; provided, however, that, (i) any such change to the Plan that is beyond the delegated authority of the EICP Committee shall be subject to the approval of the Board of Directors of the Company, and (ii) any such amendment or modification shall be subject to the approval of the shareholders of the Company if such shareholder approval is required to preserve the Company’s federal income tax deduction for Incentive Awards paid under the Plan pursuant to the “other performance-based compensation” exception in Section 162(m)(4)(C) of the Code.

VII. GENERAL PROVISIONS
     A. NO RIGHT TO EMPLOYMENT — Eligibility to receive an Incentive Award or the grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, nor will it affect in any way the right of the Company to terminate such employment at any time, with or without cause. In addition, the Company may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan.
     B. NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS — Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
     C. TAX WITHHOLDING. The Company will deduct from any Incentive Award or other payment to a Participant any Federal, state, or local withholding or other tax or charge which the Company is then required to deduct under applicable law.
     D. NON-TRANSFERABILITY. The opportunity to earn an Incentive Award, any resulting Incentive Award, and any other purported right hereunder, shall be non-assignable and non-transferable, and shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, hypothecation or garnishment by a Participant’s creditors or to or in favor of any party other than the Company or a subsidiary or subject to any lien, obligation, or liability of the Participant to any party other than the Company or a subsidiary.
     E. GOVERNING LAW — The validity, construction and effect of the Plan or any Incentive Award hereunder shall be determined in accordance with the laws of the State of North Carolina, without giving effect to principles of conflicts of laws.
     F. SEVERABILITY — If any provision of the Plan or any Incentive Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Incentive Award under any law deemed applicable by the EICP Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the EICP Committee, materially altering the purpose or intent of the Plan or the Incentive Award, such provision shall be stricken as to such jurisdiction or Incentive Award, and the remainder of the Plan or any such Incentive Award shall remain in full force and effect.
     G. NO TRUST OR FUND CREATED — Neither the Plan nor any Incentive Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive payments from the Company pursuant to the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.
     H. HEADINGS — Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

VIII. EFFECTIVE DATE
     The Plan is effective initially for the fiscal year ended December 31, 1994, subject to approval by the shareholders of the Company at the annual meeting of shareholders on April 19, 1994. This amendment and restatement of the Plan is effective for awards based on performance in the fiscal year ending January 3, 2009 and in later Plan Periods, subject to the reapproval of the business criteria that may be used for Performance Objectives to the extent required under Code Section 162(m) by shareholders of the Company. In addition, provisions applicable to Incentive Awards and rights relating thereto to ensure compliance with Code Section 409A shall apply to Participants with any such rights as of December 31, 2008 (and the Committee may deem such rules applicable to such rights at earlier dates to promote compliance with Section 409A).